EXHIBIT 1.2

EXECUTION COPY

PXRE GROUP LTD.

(a Bermuda company)

7,690,000 Common Shares

UNDERWRITING AGREEMENT

Dated: October 3, 2005

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TABLE OF CONTENTS

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PXRE GROUP LTD.
(a Bermuda company)

7,690,000 Common Shares

(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

October 3, 2005

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

     PXRE Group Ltd., a Bermuda company (the “Company”), confirms its agreement with Credit Suisse First Boston LLC (the “Underwriter”), with respect to the sale by the Company and the purchase by the Underwriter, of 7,690,000 Common Shares, par value $1.00 per share, of the Company (“Common Shares”). The aforesaid 7,690,000 Common Shares to be purchased by the Underwriter are hereinafter called the “Firm Shares”. The Company also confirms its agreement with the Underwriter to sell to the Underwriter not more than an additional 1,153,500 Common Shares (the “Additional Shares” and together with the Firm Shares, the “Securities”) if and to the extent that the Underwriter shall have exercised its right to purchase some or all of the Additional Shares granted to the Underwriter in Section 2(a)(ii) hereof.

     The Company understands that the Underwriter proposes to make a public offering of the Firm Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-128354) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution and delivery of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”), is referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriter by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the execution and delivery of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

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                    All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, after the execution and delivery of this Agreement.

                    SECTION 1.       Representations and Warranties.

                    (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, and as of each Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at such Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued, or at such Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Forms T-1 under the Trust Indenture Act of the Trustees, the Property Trustee and the Guarantee Trustee.

The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at such Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Shares and the Company’s preferred shares, par value $1.00 per share, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

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(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) is identified on Schedule B hereto, has been duly organized and is validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and, where applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding share capital or capital stock, as applicable, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock, as applicable, of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X.

(viii) Capitalization. The shares of issued and outstanding share capital, including the Securities to be purchased (or, in the case of the Additional Shares, may be purchased) by the Underwriter from the Company, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of share capital, including the Securities to be purchased (or, in the case of the Additional Shares, may be purchased) by the Underwriter from the Company, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Description of Securities. The Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its memorandum of association, bye-laws or other constitutional documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, bye-laws or other constitutional documents of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to the stated contractual maturity of such indebtedness.

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(xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Significant Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement and the Prospectus), or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of any of them, would not reasonably be expected to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or other documents which are required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or so filed as required in order for the Registration Statement, the Prospectus and the documents incorporated by reference therein to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and/or the 1934 Act and the 1934 Act Regulations

(xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to so own or so possess or to be so able to acquire such Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

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(xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such consents, approvals, authorizations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such orders, certificates, registrations, qualifications, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”), of each jurisdiction in which the conduct of their business as described in the Prospectus requires such licensing), except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification from any regulatory agency or body (including, without limitation, any insurance regulatory authority) or other governmental authority to the effect that any additional Governmental License is needed to be obtained by either the Company or any of its subsidiaries, except for such additional Governmental Licenses the failure to obtain which would not reasonably be expected to have a Material Adverse Effect.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries that is material to the business of the Company and its subsidiaries considered as one enterprise and good title to all other properties owned by them that are material to the business of the Company and its subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (a) for certain insurance trusts and properties subject to letters of credit, in each case entered into in the ordinary course of business of the Company and its subsidiaries, (b) such as are described in the Prospectus or (c) such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(xx) Investment Company Act. The Company is not required, and upon the sale of the Securities as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii) Retrocessional and Reinsurance Arrangements. Except as disclosed in the Prospectus and the Registration Statement, all retrocessional and reinsurance treaties, contracts and arrangements material to the business or operations of the Company or its subsidiaries to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect; and none of the Company nor any of its subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) ERISA. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and such regulations and published interpretations thereunder. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Except as disclosed in the Registration Statement and the Prospectus, with respect to each plan as to which any of the Company and/or any of its subsidiaries may have any liability that is subject to Title IV of ERISA (but is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA), the assets of each such plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

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(xxiv) NSROs. The Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ securities or financial strength or claims-paying ability rating by any “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) under the Securities Act.

(xxv) Regulatory Reporting. Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable laws (including Insurance Laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure, singly or in the aggregate, to file such return, report, document or information would not reasonably be expected to result in a Material Adverse Effect; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable laws (including Insurance Laws) of the United States and the various states thereof, Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xxvi) Dividends. All dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court in Bermuda; other than as disclosed in the Registration Statement and the Prospectus, no regulatory agency or body (including, without limitation, any insurance regulatory authority) or other governmental authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its subsidiaries.

(xxvii) Registration Rights. Except as disclosed in the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxviii) Absence of Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery outside Bermuda by the Underwriter of the Securities to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda governmental authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.

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(xxix) U.S. Tax Matters. Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Certain Tax Matters” and “Risk Factors”, the Company has no reason to believe that either the Company or any of its subsidiaries is, and upon the sale of the Securities herein contemplated will be, (A) a “passive foreign investment company” as defined in Section 1297(a) of the Code, (B) a “controlled foreign corporation” as defined in Section 957 of the Code, (C) except for PXRE Corporation, PXRE Reinsurance Company, PXRE Solutions, Inc., PXRE Capital Trust I, PXRE Capital Trust II, PXRE Capital Trust III or PXRE Capital Trust IV (the “U.S. Subsidiaries”) considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (D) in the case of the U.S. Subsidiaries, characterized as a “personal holding company” as defined in Section 542 of the Code; neither the Company nor any of its subsidiaries has taken, and neither has a plan or intention to take, directly or indirectly, any action that would or would be reasonably expected to cause or result in any shareholder of the Company having “related party insurance income” inclusions for U.S. federal income tax purposes as a result of being a shareholder of the Company.

(xxx) Tax Matters in Jurisdictions other than the U.S. Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Certain Tax Matters” and “Risk Factors”, the Company has no reason to believe that either the Company or any of its subsidiaries is, and upon the sale of the Securities herein contemplated will be, (A) except for PXRE Ltd. (the “U.K. Subsidiary”), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom under the tax law of any jurisdiction in the United Kingdom, (B) except for PXRE Holding (Ireland) Limited (the “Ireland Subsidiary”), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Ireland under the tax law of Ireland, or (C) except for PXRE Solutions S.A. and PXRE Reinsurance Company (the “Subsidiaries with Belgian Operations”), characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Belgium under the tax law of Belgium.

(xxxi) Tax Returns Filed and Taxes Paid. All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed (taking into account permitted extensions, if any) and any taxes, including without limitation any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or any of those currently payable without penalty or interest, in either case except to the extent that the failure to so file or pay would not reasonably be expected to result in a Material Adverse Effect and in either case other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a “personal holding company” as defined in Section 542 of the Code, (B) any of them other than the U.S. Subsidiaries was characterized as engaged in a U.S. trade or business, (C) any of them other than the U.K. Subsidiary was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom, (D) any of them other than the Ireland Subsidiary was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Ireland, or (E) any of them other than the Subsidiaries with Belgian Operations was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Belgium; no deficiency assessment with respect to a proposed material adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

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(xxxii) Bermuda Status. Each of the Company and PXRE Reinsurance Ltd. has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption “Certain Tax Matters–Taxation of PXRE and Subsidiaries–Bermuda,” and neither the Company nor PXRE Reinsurance Ltd. has received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government; the Bermuda Monetary Authority has designated the Company as non-resident for exchange control purposes and has granted permission for the transfer of the Common Shares, subject to the condition that the Common Shares of the Company shall be listed on the New York Stock Exchange or any other appointed stock exchange; such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company is an “exempted company” under Bermuda law and has not conducted its business in a manner that is prohibited for “exempted companies” under Bermuda law; the Company has not received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to transfer the Common Shares, or its status as an “exempted company.”

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities.

(i) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule A hereto (the “Purchase Price”), the Firm Shares at the Firm Commitment Closing Time (as defined below).

(ii) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriter up to 1,153,500 Additional Shares, and the Underwriter shall have a one-time right to purchase up to 1,153,500 Additional Shares, at the Purchase Price. If the Underwriter elects to exercise such option, it shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such Additional Shares are to be purchased. Such date may be the same as the Firm Commitment Closing Time, but not earlier than the Firm Commitment Closing Time, nor later than ten business days after the date of such notice. The Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

(b) Payment.

(i) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the fourth (fifth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Firm Commitment Closing Time”).

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(ii) Payment of the purchase price for, and delivery of certificates for, the Additional Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the date specified in the notice described in Section 2(a)(ii) hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Option Closing Time” and the Firm Commitment Closing Time and the Option Closing Time are each herein referred to as a “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Underwriter of certificates for the Securities to be purchased by the Underwriter at such Closing Time.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the respective Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the respective Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, if and as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

(b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object in writing.

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(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for as long as may be required to complete the distribution of the Securities contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

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(h) [Intentionally Omitted.]

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus (or the filing of a registration statement covering such issuances), (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or incorporated by reference in the Registration Statement as of the date hereof (or the filing of a registration statement covering such issuances or grants) or (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan (or the filing of a registration statement covering such issuances).

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Common Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 4. Payment of Expenses

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as set forth in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriter shall pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of its counsel (except those reasonable fees and disbursements relating to qualification of the Securities under applicable state securities laws and the preparation of any Blue Sky Survey and any supplement thereto) and its travel expenses.

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(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed at or prior to the respective Closing Time, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at such Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinions of Counsel for Company.

(i) At such Closing Time, the Underwriter shall have received the opinion, dated as of such Closing Time, of Bruce Byrnes, Esq., General Counsel of PXRE Corporation and PXRE Reinsurance Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriter may reasonably request.

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(ii) At such Closing Time, the Underwriter shall have received the opinion, dated as of such Closing Time, of Sidley Austin Brown & Wood LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(iii) At such Closing Time, the Underwriter shall have received the opinion, dated as of such Closing Time, of Conyers Dill & Pearman, special Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(iv) At such Closing Time, the Underwriter shall have received the opinion, dated as of such Closing Time, of Matheson Ormsby Prentice, special Irish counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c) Opinion of Counsel for Underwriter. At such Closing Time, the Underwriter shall have received the letter, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

(d) Officers’ Certificate. At such Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time (except for representations and warranties which by their express terms speak as of a different date or dates, which representations and warranties are true and correct as of such different date or dates), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At such Closing Time, the Underwriter shall have received from KPMG LLP a letter dated as of such Closing Time, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Approval of Listing. At such Closing Time, the Firm Shares or Additional Shares, as applicable, shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(g) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

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(h) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s or any of its subsidiaries’ securities or of the Company’s or any of its subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Additional Documents. At such Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the sale of the Firm Shares or Additional Shares, as applicable, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of such Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Firm Commitment Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls each such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel selected by the Underwriter pursuant to Section 6(d) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

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provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its Affiliates, its selling agents or any person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act if the Company has previously furnished, in a timely manner, copies thereof to such Underwriter in the quantities requested and the loss, liability, claim, damage or expense of such Underwriter, Affiliate, selling agent or person who so controls any Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which the Company has sustained the burden of proving was corrected in the Prospectus (as then amended or supplemented).

(b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and (ii) any such loss, liability, claim, damage and expense attributed to any failure by the Underwriter to comply with Section 10(a) hereof.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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          (d)      Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be so liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (x) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (y) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

          SECTION 7.       Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissionswhich resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

          The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as each such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          SECTION 8.       Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

          SECTION 9.       Termination of Agreement

          (a)      Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Firm Commitment Closing Time if there has been, subsequent to the execution and delivery of this Agreement or since the respective dates as of which information is given in the Prospectus (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has come under surveillance or review of its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or Bermuda or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed sale or distribution of the Firm Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Bermuda authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Bermuda or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Firm Shares.

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          (b)      Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.        Agreement of the Underwriter.

          (a)      Reports. The Underwriter covenants and agrees for the benefit of the Company that, prior to the delivery of the final prospectus supplement relating to the offering of the Securities to any potential purchaser, the Underwriter shall refer each such potential purchaser to (i) each Current Report on Form 8-K filed with (or furnished to) the Commission by the Company on October 3, 2005, and (ii) all other reports filed (or furnished) by the Company to the Commission since and including the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; provided that, from and after the date that the Underwriter delivers to purchasers of the Securities a final prospectus supplement relating to the offering filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, the obligation of the Underwriter under this Section 10(a) shall terminate and shall be without any further force or effect.

          (b)      Offering Outside the United States. To the extent the Securities are offered outside of the United States, the Underwriter makes the further covenants set forth in Schedule D hereto for the benefit of the Company.

          SECTION 11.       Default by the Company. If the Company shall fail at the Firm Commitment Closing Time to sell and deliver the number of Firm Shares which it is obligated to sell hereunder, then the Underwriter may, by notice from the Underwriter to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

          SECTION 12.       Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

          SECTION 13.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, attention of Syndicate Department; and notices to the Company shall be directed to it at PXRE Group Ltd., PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, attention of Jeffrey L. Radke (fax: (441) 296-6162).

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         SECTION 14.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 15.       Submission to Jurisdiction; Process Agent; Waiver of Trial by Jury. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Underwriter or by any person who controls the Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. The Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 16.       Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify the Underwriter against any loss incurred by the Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Underwriter are able to purchase United States dollars with the amount of the judgment currency on the date the judgment currency is actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

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          SECTION 17.       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 18.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 19.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          SECTION 20.       No Other Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

          SECTION 21.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

Very truly yours,

PXRE GROUP LTD.

By_/s/ Jeffrey Radke_______________ Name: Jeffrey Radke Title: President and Chief Executive Officer

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CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT SUISSE FIRST BOSTON LLC

                              .

By _/s/ Marilyn Hirsch___________________
Name: Marilyn Hirsch
Title: Director

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SCHEDULE A

PXRE GROUP LTD.
7,690,000 Shares of Common Shares
(Par Value $1.00 Per Share)

     1.      The purchase price per share for the Securities to be paid by the Underwriter shall be $13.01.

Schedule A

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SCHEDULE B

List of Subsidiaries

Significant Subsidiaries	Jurisdiction of Organization

PXRE Reinsurance Company	Connecticut
PXRE Corporation	Delaware
PXRE Holding (Ireland) Limited	Ireland
PXRE Reinsurance Ltd.	Bermuda

Other subsidiaries (excluding subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary)

None.

Schedule B

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SCHEDULE C

List of Persons Subject to Lock-Up

F. Sedgwick Browne
Bradley E. Cooper
Robert W. Fiondella
Craig A. Huff
Mural Josephson
Jonathan Kelly
Wendy Luscombe
Philip R. McLoughlin
Gerald L. Radke
Jeffrey L. Radke
Robert M. Stavis

Bruce J. Byrnes
John Daly
Guy D. Hengesbaugh
John M. Modin

Schedule C

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SCHEDULE D

Foreign Selling Restrictions

United Kingdom

     The Underwriter has further agreed that the Securities may not be offered or sold to persons in the United Kingdom except to persons who are authorised and regulated by the Financial Services Authority or to persons who have professional experience in matters of investment within the meaning of article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the Order). The Prospectus and any other communication in connection with the offering and issuance of the Securities is intended for and directed at and may only be issued or passed on to a person authorised and regulated by the Financial Services Authority or to a person of a kind described in either Article 19 or Article 49(2) of the Order or a person to whom the Prospectus or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as relevant persons). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

Republic of France

     The Underwriter has further agreed that the Securities have not been and will not be offered or sold to the public in France (appel public à l’épargne), and no offering or marketing materials relating to the Securities must be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France.

     The Securities may only be offered or sold in the Republic of France to qualified investors (investisseurs qualifies) and/or to a limited group of investors (cercle restreint d'investisseurs) as defined in and in accordance with articles L.411-1 and L.411-2 of the French Code monétaire et financier and Decree n°98-880 dated October 1, 1998.

     Prospective investors are informed that:

(a)	the Prospectus has not been submitted for clearance to the French financial market authority (Autorité des Marchés Financiers);

(b)	in compliance with the Decree n°98-880 dated October 1, 1998 any investors subscribing for the Securities should be acting for their own account; and

(c)	the direct and indirect distribution or sale to the public of the Securities acquired by them may only be made in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 of the French Code monétaire et financier.

Schedule D

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Exhibit A-1

FORM OF OPINION OF BRUCE BYRNES, ESQ.,
GENERAL COUNSEL OF PXRE CORPORATION
AND PXRE REINSURANCE COMPANY

     (i)       To the best of my knowledge, the Company does not have any Significant Subsidiaries, except as identified on Schedule B to the Underwriting Agreement; and to the best of my knowledge, the Company and each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

     (ii)       To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement and the Prospectus) or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

     (iii)       To the best of my knowledge, there are no contracts or other documents which are required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or so filed as required in order for the Registration Statement, the Prospectus and the documents incorporated by reference therein to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and/or the 1934 Act and the 1934 Act Regulations.

     I have not independently checked the accuracy, completeness or fairness of, or otherwise verified, and accordingly am not passing upon, and take no responsibility for, the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and the documents incorporated by reference therein. However, I have participated in conferences with officers and representatives of the Company, representatives for the independent public accountants of the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed and no facts have come to my attention that cause me to believe either that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no belief or opinion with respect to the Statements of Eligibility and Qualifications on Forms T-1, financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom).

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-1-1

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Exhibit A-2

FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP,
SPECIAL U.S. COUNSEL TO THE COMPANY

     (i)     PXRE Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of PXRE Corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned, directly or indirectly, by PXRE Holding (Ireland) Limited; PXRE Reinsurance Company is validly existing as a corporation in good standing under the laws of Connecticut.

     (ii)     The Company and its subsidiaries have all permits, licenses and authorizations necessary under any law or regulation of the United States, the State of New York, the General Corporation Law of the State of Delaware and the insurance laws and regulations of the State of Connecticut to conduct their business as described in the Prospectus, except for such permits, licenses and authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

     (iii)     The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

     (iv)     The Registration Statement and the Prospectus and any amendments thereof or supplements thereto as of their respective effective or issue dates (other than the Statements of Eligibility and Qualification on Forms T-1, the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (v)     The documents incorporated by reference in the Prospectus (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder.

     (vi)     The descriptions in the Registration Statement of the contracts and other documents listed on Attachment I to this opinion are accurate in all material respects.

     (vii)     The form of certificate used to evidence the Common Shares complies in all material respects with the requirements of the New York Stock Exchange.

     (viii)     The information in the Prospectus under “Risk Factors–Risks Related to Regulation” and “Certain ERISA Considerations,” in the Registration Statement under Item 15, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under “Business–Regulation–United States,” insofar as such information purports to describe or summarize legal matters, documents, statutes, regulations or proceedings referred to therein under the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware or the insurance laws of the State of Connecticut, are accurate descriptions or summaries in all material respects. We draw your attention, however, to the first sentence of the penultimate paragraph of this opinion letter.

Exhibit A-2-1

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     (ix)     The information in the Prospectus under “Risk Factors–Risks Related to Taxation,” “Certain Tax Matters–Taxation of PXRE and Subsidiaries–United States” and “Certain Tax Matters–Taxation of Shareholders–United States–Taxation of U.S. Holders,” and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under “Business–Taxation of PXRE and its Subsidiaries–United States,” to the extent that such information summarizes legal matters, legal proceedings, or legal conclusions, has been reviewed by us and, insofar as such information purports to describe or summarize the legal matters, documents, statutes, regulations, proceedings or conclusions referred to therein, are accurate descriptions or summaries in all material respects. We draw your attention, however, to the first sentence of the penultimate paragraph of this opinion letter.

     (x)     No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its U.S. Subsidiaries or any of their respective properties or assets is required under any law or regulation of the United States or of the State of New York, under the General Corporation Law of the State of Delaware or the insurance laws of the State of Connecticut for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter (as to which we express no opinion) and (2) such as have been made or obtained under the 1933 Act or under the 1934 Act.

     (xi)     The execution, delivery, and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or other agreement, instrument, franchise, license or permit listed on Attachment II to this opinion (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect), or (B) violate or conflict with any provision of the Certificate of Incorporation, By-Laws or other organizational documents of PXRE Corporation, or any United States federal or New York statute, rule or regulation known by us to be generally applicable to similar transactions.

     (xii)     The Company is not as of the date hereof, and will not after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus be, an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

     (xiii)     Assuming that the submission to non-exclusive jurisdiction by the Company in the Underwriting Agreement is valid and binding under Bermuda law, all claims against the Company regarding the Underwriting Agreement or the transactions contemplated thereby may validly be brought before any U.S. federal or state court in the Borough of Manhattan, The City of New York, subject to the power of the United States federal courts to transfer actions pursuant to 28 U.S.C. Sect. 1404(a) and to dismiss actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding; provided, however, that we do not express any opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. Sect. 1332 does not exist.

Exhibit A-2-2

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     (xiv)     Any final and conclusive foreign country judgment (as is defined in Section 5301 of the New York Civil Practice Law and Rules (the “CPLR”)) obtained against the Company in any of the foreign states (as defined in Section 5301 of the CPLR) mentioned in the Underwriting Agreement and enforceable in such foreign state in respect of any sum of money payable by the Company under the Underwriting Agreement would be recognized by the courts of the State of New York and U.S. federal courts sitting in diversity in the State of New York and is enforceable under New York law, without re-examination or re-litigation of the matters adjudicated, by an action on the judgment, a motion for summary judgment in lieu of complaint, or in a pending action by counterclaim, cross-claim or affirmative defense. However, a court of the State of New York, and a U.S. federal court sitting in diversity in the State of New York, may decline to recognize such judgment if there exist with respect to the judgment of, or the proceeding before, the court of such foreign state any of the conditions set forth in Section 5304 of the CPLR, and may stay proceedings under the circumstances provided in Section 5306 of the CPLR.

     In passing upon the form of the Registration Statement, the Prospectus and the documents incorporated by reference therein (other than the Statements of Eligibility and Qualifications on Forms T-1, the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) in paragraphs (iv) and (v) above, we have necessarily assumed the accuracy and completeness of the statements included in the Registration Statement and the Prospectus and the documents incorporated by reference therein and we have not independently checked the accuracy, completeness or fairness of, or otherwise verified, and accordingly are not passing upon, and take no responsibility for, the accuracy, completeness or fairness of, such statements, except to the limited extent provided in paragraphs (viii) and (ix) above and except as such statements relate to us. However, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, as a result of such participation, no facts have come to our attention that cause us to believe either that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief or opinion with respect to the Statements of Eligibility and Qualifications on Forms T-1, or the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom).

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-2-3

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Exhibit A-3

FORM OF OPINION OF CONYERS DILL & PEARMAN,
BERMUDA COUNSEL TO THE COMPANY

     (i)      Each of the Company and PXRE Bermuda are duly incorporated and validly existing under the laws of Bermuda in good standing (meaning that they have not failed to make any required filing with any Bermuda government authority or to pay any Bermuda government fee or tax which would make them liable to be struck off the register of companies maintained by the Registrar under the Act and thereby cease to exist under the laws of Bermuda).

     (ii)      The Company has the necessary corporate power and authority to execute and file the Registration Statement under the Securities Act and to enter into and perform its obligations under the Agreement. Neither the execution and filing under the Securities Act of the Registration Statement by the Company, nor the execution and delivery of the Agreement and the performance by the Company of its obligations thereunder will violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

     (iii)      The Company has taken all corporate action required to authorise its (i) execution, delivery and performance of the Agreement; and (ii) execution and filing of the Registration Statement with the Commission under the Securities Act. The Agreement has been duly authorised and executed by or on behalf of the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms. The Registration Statement has been duly executed by or on behalf of the Company.

     (iv)      No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required (i) to authorise or in connection with the execution and filing of the Registration Statement, or (ii) in connection with the sale of the Shares being delivered pursuant to the Agreement, or (iii) the execution, delivery, performance and enforcement of the Agreement, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

     (v)      Each of the Company and PXRE Bermuda have the necessary corporate power and authority and all permits, licenses and authorisations required by Bermuda law to own or lease their properties and conduct their business as described in the Prospectus.

     (vi)      The statements contained in the Prospectus under the captions referred to in Schedule 1 hereto (which schedule shall refer to all statements in the Prospectus or incorporated from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 relating to Bermuda law or the Constitutional Documents), insofar as such statements constitute a summary of the matters of Bermuda law as so referred therein, fairly represent a summary of the relevant Bermuda law or the Constitutional Documents and the PXRE Bermuda Constitutional Documents and fairly and accurately present the information set forth therein in all material respects.

(vii)	(a) The authorised capital of the Company is as set forth in the Prospectus.

(b) All of the issued share capital of the Company at the date of the Company Register, including the Shares to be purchased by the Underwriter from the Company, was duly authorised, validly issued, and such shares of the Company were fully paid and non-assessable.

Exhibit A-3-1

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(c) The Shares conform to the description thereof in the Prospectus.

(d) The Company has no obligation (in the nature of the existence of a pre-emptive or similar right) to offer the Shares to any shareholder of the Company prior to or upon the sale of the Shares to the Underwriter pursuant to the Agreement.

     (viii)      Based solely upon a copy of the PXRE Bermuda Register, the authorised share capital of PXRE Bermuda is US$120,000 dividend into 120,000 shares (of par value US$1.00 each) all of which are issued and outstanding as common shares and are fully paid and no-assessable and registered in the name of the Company.

     (ix)      There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the delivery of the Shares to the Underwriter or any subsequent purchasers pursuant to the Agreement (assuming that the Underwriter or subsequent purchasers of the Shares are not resident in Bermuda for exchange control purposes). The Agreement is not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Agreement.

     (x)      There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Agreement.

     (xi)      Neither of the Companies is entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings, whether to enforce the Agreement or otherwise in respect of the Companies and their respective property.

     (xii)      The Underwriter will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of its execution, performance and/or enforcement of the Agreement.

     (xiii)      It is not necessary or advisable in order for the Underwriter to enforce its rights under the Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

     (xiv)      It is not necessary or desirable to ensure the enforceability in Bermuda of the Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

     (xv)      Consummation of the transactions contemplated by the Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth therein, will not constitute unlawful financial assistance by the Company under Bermuda law.

     (xvi)      Based solely upon the Constitutional Documents, the PXRE Bermuda Constitutional Documents and upon certified copies supplied to us by each of the Company and PXRE Bermuda of certain correspondence from the BMA, each of the Company and PXRE Bermuda has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends or other distributions which may be lawfully made by the Company under the Act and the Constitutional Documents and by PXRE Bermuda under the Act, the Insurance Act and the PXRE Bermuda Constitutional Documents) and is an “exempted company” under the Act.

Exhibit A-3-2

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     (xvii)      The choice of the Foreign Laws as the governing law of the Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

     (xviii)      The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

     (xix)      Each of the Company and PXRE Bermuda has received an assurance from the Ministry of Finance that in the event of there being enacted in Bermuda any legislation imposing tax on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or PXRE Bermuda or any of its respective operations or its shares, debentures or other obligations until March 28, 2016.

     (xx)      Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar at [          am/pm] on [               ], 2005 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [          am/pm] on [               ], 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the a ppointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-3-3

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Exhibit A-4

FORM OF OPINION OF MATHESON ORMSBY PRENTICE, SPECIAL IRISH COUNSEL TO THE COMPANY

(i)     PXRE Holding (Ireland) Limited is a body corporate duly incorporated under the laws of Ireland as a private company limited by shares. Based only on the Searches and on the Solvency Certificate, PXRE Holding (Ireland) Limited is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over PXRE Holding (Ireland) Limited or to wind it up;

(ii)     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the Republic of Ireland is required for PXRE Holding (Ireland) Limited to carry on the business of a holding company;

(iii)     As of the date of this opinion all shares issued by PXRE Holding (Ireland) Limited (the "Issued Shares") have been duly and validly issued and are fully paid-up. Based solely on a review of the share register of the Company, the registered owner of the Issued Shares is PXRE Reinsurance Limited. None of the Issued Shares were issued in violation of any pre-emptive rights of any shareholder of PXRE Holding (Ireland) Limited; and

(iv)     The Searches did not reveal the particulars of any charge over the Issued Shares.

Exhibit A-4-1

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Exhibit B

FORM OF LOCK-UP FROM DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

_______ __, 2005

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

Re:      Public Offering by PXRE Group Ltd.

Dear Sirs:

     The undersigned, an officer and/or a director of PXRE Group Ltd., a Bermuda company (the “Company”), understands that Credit Suisse First Boston LLC (the “Underwriter”) has entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s Common Shares, par value $1.00 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) (it being understood that nothing herein shall prohibit an officer or director of the Company from participating in the filing by the Company of a registration statement where such filing is permitted by Section 3(j) of the Underwriting Agreement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. If the undersigned is not, as of the date hereof, an officer and/or director of the Company, notwithstanding anything to the contrary in this agreement, there shall be no limitation on the ability of the undersigned to convert preferred shares into Common Shares, which Common Shares upon conversion shall remain subject to the terms of this agreement until the end of the 30-day period referred to above.

     Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Credit Suisse First Boston LLC (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:__________________________

Print Name:_________________________

Exhibit-B-1